UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33309
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2025, Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (the "Company") entered into a Separation Agreement and General Release of Claims (the "Separation Agreement") with Clifford Starke, the former Chief Executive Officer of the Company and current consultant to the Company, pursuant to which the parties agree that Mr. Starkes' employment with the Company will terminate on December 19, 2025 ("Separation").

As previously disclosed, on September 20, 2025, Mr. Clifford Starke resigned as a director and the Chief Executive Officer of the Company. Mr. Starke did not resign as a result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices. However, Mr. Starke agreed to remain as a strategic advisor to the Company's Chief Executive Officer

The Company and Mr. Starke made the mutual decision to settle all claims Mr. Starke has or might have against the Company through the date of execution thereof

At Separation, Mr. Starke is entitled to receive the following "Termination Entitlements," subject to tax withholding and superannuation fund obligations, including:

1. a cash payment in the amount of $895,000; and

2. 13,000 Restricted Share Awards of the Company to be granted by the Compensation Committee of the Board under the Corporation's 2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024 and December 19, 2025.

Other than as noted above, Mr. Starke will not be entitled to receive any new equity grants under the Company's the Company's 2022 Incentive Compensation Plan, as amended on June 6, 2023 and August 14, 2024 in January 2026 or otherwise for performance in 2025.

The foregoing description of the Separation Agreement between the Company and Mr. Starke is qualified in its entirety by reference to the actual terms of the Separation Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement and General Release of Claims between Flora Growth Corp. and Clifford Starke dated December 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: December 23, 2025	By:	/s/ Dany Vaiman
	Name:	Dany Vaiman
	Title:	Chief Financial Officer